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                                                                 EXHIBIT 10.2(f)

                                     FOURTH
                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT


         This Fourth Amendment (the "Amendment") is made and entered into as of the ___ day of December, 1998 by and between WorldPort Communications, Inc., a Delaware corporation ("WorldPort" or the "Company") and Mr. Phillip S. Magiera ("Executive") and amends that certain Employment Agreement dated as of January 1, 1998 between the Company and Executive (the "Employment Agreement").

         WHEREAS, the parties have executed a First Amendment to Employment Agreement on March 31, 1998, a Second Amendment to Employment Agreement on April 1, 1998, and a Third Amendment to Employment Agreement on September 29, 1998;

         WHEREAS, the parties desire to further amend the Employment Agreement, by amending Sections 4 and 8(d)(iii) and (iv) thereof;

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Section 4 of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

                  "The Executive shall serve in such capacities as may be reasonably assigned to the Executive by the Board. In connection with any such capacities, the Executive shall have such senior executive duties, responsibilities and authority as may from time to time be reasonably assigned to the Executive by the Board. The Executive shall devote substantially all the Executive's working time and efforts to the business and affairs of the Company."

         2. Section 8(d)(iii) of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

                           "The refusal by the Executive to perform the Executive's duties or responsibilities and, after notice from the Company to the Executive, the Executive's continuing refusal to perform his duties or responsibilities during the 48-hour period following the giving of such notice;"

         3. Section 8(d)(iv) of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

                           "The performance by the Executive of his duties or responsibilities in a manner constituting gross negligence."

         4. Except as otherwise amended hereby, all terms and provisions of the Employment Agreement, as amended previously, shall continue in full force and effect as stated therein. All capitalized terms used but not defined herein shall have the meanings given in the Employment Agreement.


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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                                          WORLDPORT COMMUNICATIONS, INC.


                                          By:
                                             ---------------------------------
                                          Name:  Paul A. Moore
                                          Title: Chief Executive Officer


                                          ------------------------------------
                                          Phillip S. Magiera


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